Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of United Rentals, Inc. (Form S-3 No.’s 333-41419-99, 333-111775-01, 333-70151, 333-70255, 333-64463, 333-86197 and 333-57916, and Form S-4 No.’s 333-87644 and 333-111781), the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-70345) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan, the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-60458) pertaining to the 2001 Stock Plan, the Registration Statements of United Rentals, Inc. (Form S-8 No.’s 333-74091 and 333-87903) pertaining to the options outstanding in connection with the 1997 Performance Award Plan of U.S. Rentals assumed pursuant to the merger with U.S. Rentals and the Registration Statements of United Rentals, Inc. (Form S-8 No.’s 333-39770 and 333-98567) pertaining to the United Rentals, Inc. 401(k) Investment Plan and United Rentals, Inc. Acquisition Plan, of our report dated February 24, 2004 with respect to the consolidated financial statements and schedules of United Rentals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

MetroPark, New Jersey

March 11, 2004